Exhibit 99.1

International Wire Announces a Change in Board Membership

Camden, NY – October 20, 2009 - International Wire Group, Inc. (ITWG.PK) today announced that Mark K. Holdsworth, Chairman of the Board of Directors, has resigned in order to focus on other aspects of the business of Tennenbaum Capital Partners (“TCP”), and the Board of Directors has appointed Hugh Steven Wilson as a new director and Chairman of the Board.

Mr. Wilson is a Managing Partner of TCP. Prior to joining TCP in 2005, he retired from the international law firm of Latham & Watkins where he was a senior partner and was Global Co-Chair of the Mergers and Acquisitions Practice Group and former Chairman of both the National Litigation Department and the National Mergers and Acquisitions Litigation Practice Group. Mr. Wilson is Vice Chairman and a director of Burford Capital Limited and a director of Alabama Aircraft Industries, Inc. He holds a J.D. degree from the University of Chicago Law School and a Master of Laws degree from Harvard Law School.

Mark K. Holdsworth said, “It has been a distinct privilege to serve on International Wire’s Board for the past five years and I am confident that under the leadership of Steve Wilson and Rod Kent, CEO, the Company will continue to meet the challenges of this difficult economic environment.”

About International Wire Group, Inc.

International Wire Group, Inc. is a manufacturer and marketer of wire products, including bare, silver-plated, nickel-plated and tin-plated copper wire, for other wire suppliers, distributors and original equipment manufacturers. Its products include a broad spectrum of copper wire configurations and gauges with a variety of electrical and conductive characteristics and are utilized by a wide variety of customers primarily in the aerospace, appliance, automotive, electronics/data communications, industrial/energy and medical device industries. The Company manufactures and distributes its products currently at 17 facilities located in the United States, Belgium, France and Italy.

Forward-Looking Information is Subject to Risk and Uncertainty

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends,” “plans,” “estimates,” or the negative of any thereof or other variations thereof or comparable terminology, or by discussions of strategy or intentions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Many important factors could cause our results to differ materially from those expressed in forward-looking statements. These factors include, but are not limited to, fluctuations in our operating results and customer orders, unexpected decreases in demand or increases in inventory levels, changes in the price of copper, tin, nickel and silver, the failure of our acquisitions and expansion plans to perform as expected, the competitive environment, our reliance on our significant customers, lack of long-term contracts, substantial dependence on business outside of the U.S. and risks associated with our international operations, limitations due to our indebtedness, loss of key employees or the deterioration in our relationship with employees, litigation, claims, liability from environmental laws and regulations and other factors. For additional information regarding risk factors, see our discussion in Part I, Item 1A of our latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

ITWG-G

Contact

International Wire Group, Inc.

Glenn J. Holler

Senior Vice-President, Chief Financial Officer and Secretary

314-238-1322

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